U.S. Securities and Exchange Commission
                             Washington, D.C. 20549
                              ____________________
                                    FORM 8-K
                              ____________________

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  May 16, 2001

                              ____________________

                           Commission File No. 0-21457
                              ____________________

                               MORGAN COOPER, INC.
        (Exact name of small business issuer as specified in its charter)

         Delaware                                     75-2254391
(State  or  other  jurisdiction  of         (IRS Employer Identification No.)
  incorporation  or  organization)



                       7201 East Camelback Road, Suite 320
                              Scottsdale, AZ 85251
                    (Address of principal executive offices)

                                 (480) 945-1266
                           (Issuer's telephone number)


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ITEM  1:     CHANGES  IN  CONTROL  OF  REGISTRANT.

             Not  applicable.

ITEM  2:     ACQUISITION  OR  DISPOSITION  OF  ASSETS.

             Not  applicable.

ITEM  3:     BANKRUPTCY  OR  RECEIVERSHIP.

             Not  applicable.

ITEM  4:     CHANGE  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT


Morgan Cooper, Inc.'s ("the Company") independent accountant resigned, effective August 30, 2000. This Form 8-K is delinquent because prior management did not timely prepare or file a Form 8-K regarding the change in the registrant's independent accountant, which was required to be filed with the Securities and Exchange Commission by September 7, 2000. The Company's prior management did not hire a new accountant during the period of August 30, 2000 to May 17, 2001, but is currently attempting to retain a certified public accountant to assist the Company in bringing the Company's reporting under the Securities and Exchange Act of 1934 current.

The Company's new management came to the Company in April 2001, and had no involvement in or responsibility for the management of the Company prior to April 2001. No member of the Company's new management was an officer, director or member of any committee of the Company's Board of Directors during the period that prior management was responsible for the Company's operations. The Company's new management served as an officer and member of the Board of Directors of American Nortel Communications, Inc., a passive investor in the Company which held, at that time, approximately 5% of the Company's total issued and outstanding common stock.

The accountant's report on the Company's financial statements for the year ended of December 31, 1999 and did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, however, the report did contain a modification which raises substantial doubt about the Company's ability to continue as a going concern

The Company's new management has determined that during the registrant's year ended December 31, 1999, and subsequent interim period preceding the resignation of prior management, there were disagreements with the Company's former accountant on the following matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, were not resolved to the satisfaction of the former accountant. The Company's new management believes that the following disclosures were not timely made by the Company.


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The  Company's  former  accountant  advised  the  Company that internal controls necessary to develop reliable financial statements and financial information did not exist because:

- There were inaccurate press releases posted on the Internet stating specific milestones the Company allegedly would achieve within a stated period of time. There is a specific press release initiated by Wisestocks.com that states 5,000 shares of unrestricted stock were issued by the Company to prior management for providing a web-based marketing campaign. There was no documentation to support this transaction.

     - A consulting agreement with a consultant and the registrant states that the payment terms were to be in unrestricted Company stock and warrants, but there was also a cash payment of $97,500 made with a consultant. No formal corporate authorization or documentation exists evidencing this transaction. Additionally, there is no formal resolution of the Board of Directors or corporate action that would authorize the issuance of warrants.

     - A "personal" stock certificate owned by Mr. Morgan Cooper was divided up and delivered to individuals with outstanding bridge loans and a stockholder's loan for $205,000 made payable to Morgan Cooper in exchange for satisfying the bridge loans with the stock. There were no resolutions of the Company's Board of Directors or other corporate action authorizing this transaction, nor any formal agreement governing the repayment of the loan. There is no documentation evidencing the stockholders loans totaling $869,700, such as Board of Directors resolutions, other corporate authorization or approval, and no documentation evidencing interest rates and terms for repayment. However, subsequent to this transaction present management is currently examining this loan for $205,000 and offsets have been identified and a balance, if any, has yet to be determined.

     - The Stock Sale Agreement by MC and ANC states warrants are to be issued but there is no corporate action authorizing the issuance of warrants.

     - The interim financial statements for the three and nine month periods ended September 30, 2000, filed with the Securities and Exchange Commission on Form 10-QSB were not reviewed by an independent accountant. The Company did not have and independent accountant from the period of August 30, 2000 to May 17, 2001 and, during that time, the Company filed Forms 10-QSB without the required accounting review.

The Company's former accountant had also advised the Company that it was unwilling to rely on prior management's representations or be associated with the Company's financial statements. The Company's former accountant found inconsistency in prior management's representation of the Company's financial position.

There was no discussion with the Board of Directors, audit or any similar committee of the Company's Board of Directors concerning the subject matter of each of the disagreements with the former accountant. However, the matters were discussed with the registrant's Chief Executive Officer, Mr. Morgan Cooper.

The Company has authorized the former accountant Sobel & Co., LLC to respond fully to the inquiries of the successor accountant concerning the subject matter of each of such disagreements.


ITEM  5:     OTHER  EVENTS.

             NOT  APPLICABLE

ITEM  6:     RESIGNATION  OF  REGISTRANT'S  DIRECTORS.

             NOT  APPLICABLE

ITEM  7:     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             NOT  APPLICABLE.

ITEM  8:     CHANGE  IN  FISCAL  YEAR.

             NOT  APPLICABLE.


ITEM  9:     REGULATION  FD  DISCLOSURE.

             NOT  APPLICABLE.

                                   SIGNATURES


In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               MORGAN COOPER, INC.


                         By      /s/ William P. Williams
                           -----------------------------
     William P. Williams, Chairman of the Board, Chief Executive Officer, and
                                    President

                               Dated: May 22, 2001


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